Exhibit 10.2

Amendment to Advertising Representation Agreement

This Amendment to Advertising Representation Agreement (this "Amendment") is entered into effective as of September 29th, 2014, by and between Woven Digital, LLC, a Delaware limited liability company ("Woven"), and Idle Media, Inc., a Nevada corporation ("Publisher", and together with Woven, the "Parties"):

WHEREAS, the Parties previously entered into that certain Advertising Representation Agreement, dated as of February 1, 2014 (the "Agreement"); and

WHEREAS, the Parties wish to make such modifications to the Agreement as described in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and in the Agreement, the Parties hereby agree as follows:

1.              Amendments.

a)

The following definition of "Exclusive Advertisements" shall be added to Section 1 of the Agreement in the appropriate location such that all definitions set forth therein remain in alphabetical order:

"Exclusive Advertisements" means any premium Advertisements or other Advertisements that generate ancillary revenue, in each case, that relate to spirits or alcohol, beer, movies, television or telecommunications."

b)	Section 2(a) of the Agreement shall be deleted in its entirety and replaced with the following:

"(a) Exclusive Representation. Publisher hereby grants to Woven the exclusive right, within the Territory and with respect to Exclusive Advertisements, to represent the Property to Advertisers, negotiate with Advertisers and sell Advertisements on the Property. With respect to the Territory, Publisher is not permitted to approach any Person to sell Exclusive Advertisements on the Property or represent the Property to any Person with respect to Exclusive Advertisements, and Publisher shall not discuss, negotiate with or enter into any agreement or understanding with any Person, including, without limitation, any direct advertiser, advertising agency, marketing representative or Person providing similar services, regarding the sale of Exclusive Advertisements on the Property in the Territory."

c)	Section 2(b) of the Agreement shall be deleted in its entirety and replaced with the following:

"(b) Non-Exclusive Representation. In addition to the exclusive right granted to Woven in Section 2(a), Publisher hereby grants to Woven the non-exclusive right (i) within the Territory and with respect to all Advertisements (other than Exclusive Advertisements), to represent the Property to Advertisers, negotiate with Advertisers and sell Advertisements on the Property, and (ii) outside of the Territory, to represent the Property to Advertisers, negotiate with Advertisers and sell Advertisements on the Property."

d)

Section 3(a) of the Agreement shall be deleted in its entirety and replaced with the following, which replacement the Parties intend to be deemed to have been in effect as provided herein as of September 1, 2014:

"(a) Premium Advertising Payments (Desktop & Mobile). Woven shall pay to Publisher 65% of the Net Revenue generated by premium Advertisements delivered by Woven on the Property. Woven shall make payment in U.S. dollars of Net Revenue owing to Publisher within thirty (30) days following the end of the month in which payment of such Net Revenue was actually received by Woven. Publisher shall be responsible for and shall pay any applicable sales, use, income or other taxes or duties, tariffs or the like applicable to such Net Revenue. Woven agrees to pay Publisher a minimum guarantee in an amount equal to $35,000 per month within fifteen (15) days following the end of each calendar month; provided, that any amounts payable by Woven to Publisher in respect of Net Revenue for any month pursuant to the first sentence of this Section 3(a) shall be offset by the amount of any monthly minimum guarantee payments for that month that have been made by Woven to Publisher. A schedule of monthly guarantee payments is set forth on Exhibit A."

e)	The following provision shall be added as Section 3(d) of the Agreement:

"(d) Coordination and Notification of Advertising Sales. Each of Woven and Publisher shall use commercially reasonable efforts to coordinate with the other such that conflicting Advertisements (e.g., two Advertisements sold for the same advertising space on the same day) are not sold on the Property, and shall notify the other as soon as reasonably practicable upon the sale of any Advertising on the Property to avoid any such conflict."

0	Section 7(a) of the Agreement shall be deleted in its entirety and replaced with the following:

(a) The term of this Agreement (the "Term") shall commence as of the Effective Date and shall remain in effect until December 31, 2014."

2.     Ratification of Agreement. Except as modified or otherwise provided by the terms of this Amendment, the Agreement is hereby ratified and confirmed in its entirety, and remains in full force and effect in accordance with its terms.

3.     Entire Agreement. This Agreement, as amended by this Amendment, constitutes the entire understanding of the Parties hereto with respect to the matters addressed herein. There are no promises, understandings or representations other than those set forth in those documents.

4.     Counterparts. This Amendment may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

WOVEN:

WOVEN DIGIT4L, LLC

By:     Name: Michael Laur

Title:     C.O.O.

PUBLISHER:

IDLE MEDIA, IN

By:

Name; Marcus Frasier

Title: CEO

(Signature Page to Amendment to Advertising Representation Agreement)

Exhibit A:

Monthly Guarantee Payment Dates:

October 15, 2014

November 17, 2014
December 15, 2014
January 15, 2014